Exhibit 99.1

Wuhan General Appoints Haiming Liu as
Chief Financial Officer

Wuhan China, May 2, 2008 - Wuhan General (OTC BB: WUHN), a leading manufacturer of industrial blowers and turbines, today announced the appointment of Haiming Liu as Chief Financial Officer and Treasurer, effective immediately.

For the past 13 years, Mr. Liu has worked for the accounting firm of PricewaterhouseCoopers, which provided him extensive experience in audit, US and PRC GAAP, and initial public offerings. From 1995 to 2002, Mr. Liu served as an auditor with PWC in Vancouver, British Columbia. In 2002, Mr. Liu became a Training Manager with PWC in Shanghai, China. From the end of 2002 through April 2008, Mr. Liu served as Assurance Senior Manager with PWC in Chongqing, China.

Prior to PWC, Mr. Liu worked as a lawyer and legal advisor for the Jiangxi Foreign Economic Law Office and the Shanghai Bearing Corporation. He also worked as a translator at the University of British Columbia for several years.

Mr. Liu’s educational background includes a law degree from East China University of Political Science & Law in Shanghai, a post-graduate degree in English from Chinese University of Political Science & Law in Beijing, and a post-graduate degree in accounting from the Institute of Chartered Accountants.

Mr. Xu Jie, Chief Executive Officer of Wuhan General, commented, “We are delighted to have Mr. Liu join our team. His strong finance and accounting background, including more than 13 years at PWC, will be an asset to our company as we expand and manage our growth. In addition, I believe that Mr. Liu will assist us in strengthening our relationships with investors outside China. I am pleased to welcome Mr. Liu to Wuhan General on behalf of the company and the Board of Directors. I also would like to thank Mr. Kuang for his service as CFO during our initial stage as a US public company.”

Mr. Kuang Yuandong, the company’s prior Chief Financial Officer and Treasurer, resigned those offices upon mutual agreement with the company. Mr. Kuang will remain with the company as an employee in the finance department.

About Wuhan General

Wuhan General (OTC BB: WUHN) designs, manufactures, and distributes industrial blowers and turbines. Blowers are used in a variety of applications where large amounts of air have to be moved. Examples include electricity generation, air pollution control, and ventilation and aeration in subways and vehicular tunnels, mines, and sewage treatment facilities. The company’s steam and water turbines are used for electricity generation in coal, oil, nuclear, and hydroelectric power plants. The company is located in Wuhan, China, a major industrial city of 8 million people strategically located in the south-central part of China.

Certain statements in this press release may be forward-looking in nature or “forward-looking statements,” as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to vulnerability of our business to general economic downturn, operating in the People’s Republic of China (PRC) generally and the potential for changes in the laws of the PRC that affect our operations, our failure to meet or timely meet contractual performance standards and schedules and other factors that may cause actual results to be materially different from those described in such forward-looking statements. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Wuhan General’s current expectations and beliefs concerning future developments and their potential effects on the company. There can be no assurance that future developments affecting Wuhan General will be those anticipated by the company. Wuhan General undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For more information, please contact:

Dan Joseph
ICR, Inc.
Tel: +86-21-6122-1077

Bill Zima
ICR, Inc.
Tel: +1-203-682-8200